SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): June 12, 2000



                                 IMAGEMAX, INC.
                 ----------------------------------------------
                 (Exact name of issuer as specified in charter)



        Pennsylvania                000-23077                   23-2865585
----------------------------       -----------               ----------------
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
     of Incorporation or               file                    Identification
        Organization)                number)                      Number)


                             455 Pennsylvania Avenue
                                    Suite 128
                            Fort Washington, PA 19034
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (215) 628-3600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

     On June 12, 2000, ImageMax, Inc. ("ImageMax" or the "Company") completed the closing (the "Closing") of a new $14.5 million senior credit facility (the "Credit Facility") pursuant to the Credit Agreement dated June 9, 2000 (the "Credit Agreement") with Commerce Bank, NA and FirsTrust Bank (the "Lenders"). The Credit Facility consists of a two-year $7.0 million revolving credit line (the "Revolving Credit Line") and a four-year $7.5 million term loan (the "Term Loan"). The Company intends to use to proceeds of the Credit Facility to repay existing senior debt and to finance potential growth.

     Under the Revolving Credit Line, ImageMax is required to pay interest monthly at the prime rate plus 1.5% (effective rate of 11.0% as of the Closing). The outstanding principal of the Revolving Credit Line is due and payable at the end of term in June 2002. Borrowing availability is based on the level of the Company's eligible accounts receivable, as defined in the Credit Agreement. As of the Closing, approximately $5.1 million was outstanding under the Revolving Credit Line.

     Under the Term Loan, interest is payable monthly at the prime rate plus 2.0% (effective rate of 11.5% as of the Closing). The outstanding principal amount of the Term Loan is due and payable in consecutive quarterly payments of $500,000 commencing September 30, 2000 until the end of the term on March 31, 2004. In addition, on an annual basis, the Company is required to reduce the principal amount outstanding under the Term Loan to the extent that EBITDA (as defined in the Credit Agreement), as adjusted, exceeds certain specified levels set forth in the Credit Agreement and upon certain asset sales by the Company.

     The Lenders also received warrants to purchase a total of 100,000 shares of common stock of the Company, no par value, at an exercise price of $3.50 (subject to downward adjustment under certain circumstances) per share.

     The Credit Facility is secured by substantially all assets of the Company and requires maintenance of various financial and restrictive covenants.

     Statements in this Form 8-K which are not historical in fact, such as the Company's ability to utilize the proceeds of the Credit Facility to finance growth, are forward-looking statements that involve risk and uncertainty, including those set forth in "Business Risk Factors" in ImageMax's 1999 Annual Report on Form 10-K and other ImageMax filings with the Securities and Exchange Commission, and risks associated with the results of the continuing operations of ImageMax. Accordingly, there is no assurance that the results in the forward-looking statements will be achieved.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

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         (c)      Exhibits.

         Exhibit No.                Exhibit
         -----------                -------
         10.1 Credit Agreement dated as of the 9th day of June, 2000, by and among ImageMax, Inc., together with its wholly owned direct and indirect subsidiaries, ImageMax of Virginia, Inc., ImageMax of Arizona, Inc., ImageMax of Ohio, Inc., ImageMax of Indiana, Inc., ImageMax of Delaware, Inc. and Ammcorp Acquisition Corp.; FirsTrust Bank and Commerce Bank, NA.

         10.2 Warrant Purchase Agreement dated as of the 9th day of June, 2000, by and among ImageMax, Inc., Commerce Bank, N.A. and FirsTrust Bank.

         10.3                 Form of Warrant.

         99                   Press Release dated June 13, 2000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  IMAGEMAX, INC.



                                  By: /s/ Mark P. Glassman
                                      ----------------------------------
                                          Name: Mark P. Glassman
                                          Title: Chief Financial Officer

Dated: June 12, 2000

                                INDEX OF EXHIBITS

Exhibit No.                   Exhibit
-----------                   -------
10.1                          Credit Agreement dated as of the 9th day of June,
                              2000, by and among ImageMax, Inc., together with its wholly owned direct and indirect subsidiaries, ImageMax of Virginia, Inc., ImageMax of Arizona,
                              Inc., ImageMax of Ohio, Inc., ImageMax of Indiana,
                              Inc., ImageMax of Delaware, Inc. and Ammcorp
                              Acquisition Corp.; FirsTrust Bank and Commerce
                              Bank, NA.

10.2 Warrant Purchase Agreement dated as of the 9th day of June, 2000, by and among ImageMax, Inc., Commerce Bank, N.A. and FirsTrust Bank.

10.3                          Form of Warrant.

99                            Press Release dated June 13, 2000.